                                  Exhibit 27(l)

                     Opinion and Consent of Lorne Schinbein
      as to Actuarial Matters Pertaining to the Securities Being Registered

                                TFLIC LETTERHEAD


April 23, 2003


Transamerica Financial Life Insurance Company
4 Manhattanville Road
Purchase, New York 10577

         RE:      TFLIC Series Life Account
                  TFLIC Freedom Wealth Protector
                  Registration No. 33-86696

Gentlemen:

         This opinion is furnished in connection with the filing by Transamerica Financial Life Insurance Company of Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form N-6 for the TFLIC Freedom Wealth Protector, a joint survivorship flexible premium variable life insurance policy ("Policy"). It is my opinion that the Prospectus, including the Fee Tables, and the Statement of Additional Information contained in the Amendment accurately describes the Policy. The forms of the Policy were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereof.

         I hereby consent to use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Statement of Additional Information.

Very truly yours,



Lorne Schinbein
Vice President and Managing Actuary